QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

        The following is a listing of the subsidiaries of the registrant at December 31, 2009.

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization
Activision Asia Pacific Holding Pte. Ltd.	Singapore
Activision Blizzard Australia Pty. Ltd.	Australia
Activision Blizzard Benelux B.V.	The Netherlands
Activision Blizzard Bermuda Limited	Bermuda
Activision Blizzard International Holdings, Inc.	Delaware
Activision Blizzard Ireland Ltd.	Ireland
Activision Blizzard Italia, S.r.l	Italy
Activision Blizzard Luxembourg S.A.R.L.	Luxembourg
Activision Blizzard Luxembourg S.A.R.L.	Nevada
Activision Blizzard Nordic AB	Sweden
Activision Blizzard Spain, SL	Spain
Activision Blizzard Treasury SAS	France
Activision Blizzard U.K. Ltd.	United Kingdom
Activision Blizzard, Inc.	Delaware
Activision Blizzard Deutschland GmbH	Germany
Activision Canada, Inc.	Canada
Activision Entertainment Holdings, Inc.	Delaware
Activision Europe, Limited	United Kingdom
Activision France SAS	France
Activision International B.V.	The Netherlands
Activision Korea, Ltd.	South Korea
Activision Limited	Japan
Activision Productions, Inc.	Delaware
Activision Publishing Europe, LLP	United Kingdom
Activision Publishing Ireland Limited	Ireland
Activision Publishing, Inc.	Delaware
Activision Singapore Pte. Ltd.	Singapore
Activision Testing & Verification, Inc.	California
Activision Texas, Inc.	Texas
Activision Value Publishing, Inc.	Minnesota

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization
Activision Vermogensverwaltungs GmbH	Germany
Activision Switzerland GmbH	Switzerland
Advantage Entertainment Distribution Limited	United Kingdom
ATVI C.V.	The Netherlands
ATVI LLC	Delaware
Beenox Inc.	Canada
Bizarre Creations Limited	United Kingdom
Blizzard Entertainment (Hong Kong) Limited	Hong Kong
Blizzard Entertainment Ireland Limited	Ireland
Blizzard Entertainment Korea Limited	South Korea
Blizzard Entertainment SAS	France
Blizzard Entertainment Inc. Representative Office	China
Blizzard Entertainment Inc. Taiwan Branch	Taiwan
Blizzard Entertainment, Inc.	Delaware
Blizzard Software Development (Shanghai) Co., Ltd.	China
Budcat Creations, Inc.	Delaware
California 7 Studios, Inc.	California
Centerscore, Inc.	California
Central Technology East, Inc.	Delaware
Centresoft Ltd.	United Kingdom
Combined Distribution Holdings Ltd.	United Kingdom
Cooperative Activision Blizzard International U.A.	Netherlands
Demonware Inc.	Canada
Demonware Ltd.	Ireland
Freestyle Games, Ltd.	United Kingdom
Guitar Hero, Inc.	California
High Moon Studios, LLC	California
Igloo Distribution Limited	United Kingdom
Impressions Software, Inc.	Delaware
Infinity Ward, Inc.	Delaware
Interactive Associates, Inc.	Delaware
Luxoflux, Inc.	Delaware
Massive Entertainment AB	Sweden
NBG EDV Handels-und Verlags GmbH & Co. KG	Germany

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization
Neversoft Entertainment, Inc.	California
PDQ Distribution Ltd.	United Kingdom
Radical Entertainment, Inc.	Canada
RedOctane Technologies Pvt. Ltd.	India
Representative Office	China
Rollover Productions, Inc.	Delaware
Shaba Games, Inc.	Delaware
Sierra Entertainment, Inc.	Delaware
Sledgehammer Games, Inc.	Delaware
Software Inspiration Ltd.	United Kingdom
Studio Ch'in LLC	China
Swordfish Studios Limited	United Kingdom
Toys For Bob, Inc.	California
Treyarch Corporation	Delaware
Underground Development, Ltd.	Nevada
Vicarious Visions, Inc.	New York
Vivendi Games Asia Pte. Ltd.	Singapore
Vivendi Games Australia Pty. Ltd.	Australia
Vivendi Games Netherlands B.V.	The Netherlands
Vivendi Games U.K. Ltd.	United Kingdom

QuickLinks

  Exhibit 21.1